UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2010

CONSOLIDATED CAPITAL PROPERTIES III

(Exact name of Registrant as specified in its charter)

California	0-10273	94-2653686
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties III (the “Registrant”) owns a 99% limited partnership interest in Concap Village Green Associates, Ltd., a Texas limited partnership (the “Seller”), which owns Village Green Apartments (“Village Green”), a 164-unit apartment complex located in Altamonte Springs, Florida.  As previously disclosed, on May 24, 2010 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Harbor Group International, LLC, a Delaware limited liability company (the “Purchaser”), to sell Village Green to the Purchaser for a total sales price of $7,750,000.

As previously disclosed, on May 26, 2010, the Purchaser delivered written notice of its election to terminate the Purchase Agreement.  Pursuant to its terms, the Purchase Agreement was terminated.  Also, on May 26, 2010, the Seller and the Purchaser entered into a First Amendment to Purchase and Sale Contract, pursuant to which the termination of the Purchase Agreement was rescinded and the feasibility date was extended from May 26, 2010 to June 4, 2010. As previously disclosed, on June 3, 2010, the Purchaser delivered written notice of its election to terminate the Purchase Agreement.  Pursuant to its terms, the Purchase Agreement was terminated.

On July 16, 2010, the Seller and the Purchaser entered into a Reinstatement of and Second Amendment to Purchase and Sale Contract (the “Second Amendment”), pursuant to which the termination of the Purchase Agreement was rescinded and the sales price was reduced from $7,750,000 to $7,450,000. The Purchaser also agreed to deliver a deposit of $250,000 to the escrow agent.

In addition, the parties agreed that the Purchaser would be given until August 16, 2010 to obtain approval from the existing lender to assume Village Green’s mortgage loans. In the event that the Purchaser notifies the Seller on August 16, 2010 that the Purchaser failed to obtain loan assumption approval and the Purchaser used its best efforts to obtain the approval, the Purchaser will have the right to terminate the Purchase Agreement. The Purchaser has the right to extend the loan assumption approval deadline to August 30, 2010 by delivering written notice to the Seller five business days prior to August 16, 2010.  The Purchaser has the right to two 15-day extensions of the loan assumption approval period with additional deposits of $25,000 delivered to the escrow agent with each extension. The expected closing date of the transaction is the earlier of 20 days after receiving the loan assumption approval or September 7, 2010. The Seller has the right to extend the closing by 15 days with each extension of the loan assumption approval date up to October 19, 2010.

If in connection with the Purchaser’s assumption of the mortgage loans currently encumbering Village Green, the lender requires a partial prepayment of either or both of the loans and a prepayment premium is due to the lender, then the Seller has agreed to pay the prepayment premium applicable to reducing either or both loans to 80% of the sales price. The Purchaser has agreed to pay the prepayment premium applicable to reducing either or both of the loans to an amount that is less than 80% of the sales price.

The summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.64       Reinstatement of and Second Amendment to Purchase and Sale Contract between Concap Village Green Associates, Ltd., a Texas limited partnership and Harbor Group International, LLC, a Delaware limited liability company, dated July 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES III

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: July 22, 2010